Exhibit 23.2
DeGolyer and MacNaughton
5001

Spring

Valley Road
Suite 800 East
Dallas, Texas

75244
February 17, 2022
ConocoPhillips

925 N. Eldridge Parkway
Houston, Texas

77079
Ladies and Gentlemen:
We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as an independent petroleum engineering consulting firm in ConocoPhillips’ Annual
Report on Form 10-K for the year ended December 31, 2021, under the “Part II” heading “Item 8. Financial
Statements and Supplementary Data” and subheading “Reserves Governance” and under the “Part IV”
heading “Item 15. Exhibits, Financial Statement Schedules” and subheading “Index to Exhibits,” and to the inclusion of our process review letter report dated February 17, 2022 (our Report), as an exhibit to
ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the incorporation by reference of our Report in the Registration Statements filed by ConocoPhillips on
Form S-3 (File No. 333-240978), Form S-4 (File Nos. 333-130967 and 333-250183),

and Form S-8 (File Nos.
333-98681, 333 116216, 333-133101, 333 159318, 333 171047, 333-174479,

333-196349, 333-130967, and
333-250183).

Very truly yours,
/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON

Texas

Registered Engineering Firm F-716